Exhibit 23.7

KPMG LLP 811 Main Street Houston, TX 77002

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 26, 2025, with respect to the consolidated financial statements of Sitio Royalties Corp., and the effectiveness of internal control over financial reporting, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the joint information statement/proxy statement/prospectus.

/s/ KPMG LLP

Houston, Texas

July 16, 2025